2016 edition

No. 3675012019002

Comprehensive Credit Agreement

China Everbright Bank

Chapter 1 Definition and Interpretation

Chapter 2 Maximum Credit Line and Specific Credit Line

Chapter 3 Credit Period

Chapter 4 Use of the Maximum Credit Line and Specific Credit Line

Chapter 5 Rates

Chapter 6 Adjustment of the Maximum Credit Line and Specific Credit Line

Chapter 7 Guarantee

Chapter 8 Party B's Commitment

Chapter 9 Party A's Commitment

Chapter 10 Agreement Execution

Chapter 11 Disputes and Resolution

Chapter 12 Integrity of the Agreement

Chapter 13 Supplementary Provisions

Comprehensive Credit Agreement

Grantee: (Party A) ACM Research (Shanghai) Inc.

Residence: Building #4, No. 1690, Cailun Rd.

Legal representative: Hui Wang

Phone: 50808868

Fax: 50808860

Creditor (Party B): China Everbright Bank Shanghai Changli Branch

Residence: No. 280, Qihe Rd.

Phone: 63795272

Fax: 63795250

According to the "Commercial Bank Law of the People's Republic of China", "Interim Measures for Authorization and Credit Management of Commercial Banks", and "Guidelines for Risk Management of Credit Business with Group Customers of Commercial Banks", the grantee (hereinafter referred to as Party A) and the creditor (hereinafter referred to as Party B) has agreed to be bound by this agreement in accordance with the principle of equality, voluntariness, and honesty.

Chapter 1 Definition and Interpretation

Article 1 Unless otherwise required by this Agreement, the meanings of following terms in this Agreement are:

Comprehensive credit: Refers to the conditional commitment of Party B to provide one or several types of credit support to Party A.

Specific business: Refers to the specific credit business, such as loans, bank acceptance bills, trade financing, etc., provided by Party B to Party A based on the comprehensive credit granted by Party B.

Maximum credit line: Refers to the maximum amount of debt principal, which is determined in accordance with the comprehensive credit, formed by a specific business through which Party A can apply to Party B within the effective period of the comprehensive credit agreement.

Specific credit line: Refers to the maximum balance of the debt principal, which is determined in accordance with the comprehensive credit, formed by a specific business through which Party A can apply to Party B within the effective period of the comprehensive credit agreement.

Used credit line: Refers to the sum of the debt principal balance of a specific business within the specific credit line that has not been settled by Party A within the validity period of the comprehensive credit agreed in this agreement.

Specific business contract: Refers to the corresponding contract or agreement signed by both Party A and Party B for a specific business and the use of a specific credit line.

Chapter 2 Maximum Credit Line and Specific Credit Line

Article 2 (1) The maximum credit line provided by Party B to Party A under this Agreement (the total amount in Chinese and foreign currency, and the foreign currency shall be converted into RMB according to the base exchange rate on the signing date of this Agreement): uppercase RMB Fifty Million Yuan (lowercase RMB 50,000,000.00).

(2) Both Party B and Party A agree that the maximum credit line under this agreement covers the unsettled amount of credit in the original comprehensive credit agreement (agreement No.: /).

Article 3 In the above-mentioned maximum credit line, the specific credit lines for various specific businesses are as follows:

(1) General loan: specific credit line RMB Fifty Million Yuan

(2) Bank acceptance bill: specific credit line /

(3) Trade financing: specific credit line /

For the use of the specific credit line for the trade financing business, Party B and Party A shall sign a separate trade financing comprehensive credit agreement (No. /) or / agreement (No. /).

(4) Bank acceptance bill (pay first and check later) discount: specific credit line /

(5) Discounted bills: (When Party A issues the bill as the payer and the bill holder applies to the China Everbright Bank for commercial bill discount, it will occupy the bill discount credit line of Party A under this agreement. The specific credit line /

(6) Others: / Specific credit line /

(7) Other agreement:

With the agreement of both parties, the specific business varieties (including but not limited to the above business varieties) can still be adjusted and changed, and the credit line for different business varieties can also be exchanged within the maximum credit line of this agreement.

Chapter 3 Credit Period

Article 4 The effective period for the use of the maximum credit line is: from February 25, 2019 to February 24, 2020

The term for specific businesses is subject to the specific business contract, but the beginning of the use of the specific credit line in each specific business shall not be later than the expiration date (inclusive) of the above-mentioned maximum credit line.

Chapter 4 Use of the Maximum Credit Line and Specific Credit Line

Article 5 Within the maximum credit line and its effective use period stipulated in this agreement, Party A may apply to Party B for each specific credit line at one time or in batches; Party B shall determine the name, amount and duration of credit line for the specific business applied by Party A according to this agreement, Party A's credit status and Party B's credit policy.

Article 6 Provisions on recycling: Within the effective period of the maximum credit line stipulated in this Agreement, Party A may re-use the specific credit line, that is, after the debt under any specific business item is fully settled, the specific credit line occupied by the specific business may continue to be used by new and similar businesses, except for those that are not recyclable according to Party B's requirements.

Article 7 When handling specific business, Party A and Party B shall sign specific business contracts. If the specific business contracts are inconsistent with the provisions of this agreement, the specific business contracts shall prevail. If Party A is a group customer identified by Party B in accordance with the "Guidelines for Risk Management of Credit Business with Group Customers of Commercial Banks" and other relevant laws and regulations, and if the circumstances for the breach of contract specified in the specific business contracts do not include the situation listed in Article 9 of this contract, the circumstances listed in Article 9 of this contract shall be considered as the circumstances for the breach of specific business contracts.

Chapter 5 Rates

Article 8 The interest rates, exchange rates, fee rates, and various expenses to be determine for each specific business under this Agreement, as well as the charges to be collected by Party B, shall all be separately agreed by Party B and Party A in specific business contracts based on each specific business contract signed by both parties.

Chapter 6 Adjustment of the Maximum Credit Line and Specific Credit Line

Article 9 When one of the following circumstances occurs during the performance of this contract or a specific business contract by Party A, Party B has the right to adjust the maximum credit line, the specific credit line and the credit period, and has the right to terminate the

provision of comprehensive credit line to Party A, to unilaterally stop providing Party A with the remaining credit line that has not been used, to reclaim part or all of the credit line used in advance, and to take other measures according to law:

(1) When the country's monetary policy has undergone major adjustments;

(2) The occurrence or potential of major financial risks in the area where Party A is located;

(3) Significant changes in the market related to the business of Party A;

(4) Party A is experiencing or is about to suffer major operational difficulties or risks;

(5) Party A has undergone major institutional changes such as major acquisitions, acquisition and restruction, divisions, mergers, and terminations, which Party B believes may affect the safety of the loans;

(6) Refuse to accept Party B's supervision and inspection of its use of credit funds and related business financial activities;

(7) Arbitrarily change the original purpose of the loan without the consent of the lender, misappropriate the loan or use bank loans to engage in illegal transactions;

(8) Provide false materials or conceal important business financial facts;

(9) Party A engages in the act of transferring property, withdrawing funds, and evading debts;

(10) As Party B's group customer identified in accordance with the relevant laws and regulations such as the "Guidelines for Risk Management of Credit Business with Group Customers of Commercial Banks", Party A uses false contracts with related parties to provide rights such as debt collection and notes receivable with no real trade background to apply for bill discount or pledge from Party B, and subsequently deceive Party B for funds or credits; or to evade bank's creditor's rights through related party transactions.

(11) Party A violates the commitments stipulated in this agreement;

(12) The guarantor of this agreement has a serious shortage of funds or major operational difficulties, which seriously affect its guarantee ability;

(13) The collateral or pledge used for guarantee is damaged or lost, endangering the security of Party B's debt rights;

(14) Any other event or any other situation that has caused or will cause Party A's solvency to decline or damage Party B's rights and interests according to the analysis or judgment of Party B;

(15) Party A has not fulfilled its obligations under any specific business contract.

Article 10 After signing this agreement, Party A may apply in writing to adjust the specific credit line. The specific credit line may be adjusted with the written consent of Party B without being bound by the above article. Party A's written application and Party B's written approval are deemed as amendments to Article 3 of this Agreement and have the same legal effect as this Agreement.

Chapter 7 Guarantee

Article 11 In order to ensure that the creditor's rights under this agreement can be settled, the following guarantee methods are adopted:

(1) The guarantor /_ and the Party B signed a "Maximum Guarantee Contract" with a No. of /_.

(2) The mortgagor /_ and the Party B signed a Maximum Mortgage Contract" with a No. of /_.

(3) The pledgor /_ and the Party B signed a Maximum Pledge Contract" with a No. of /_.

(4) Other methods /_

Article 12 Although this chapter stipulates the guarantee method of creditor's rights, when Party A and Party B handle specific business, if Party B deems it necessary, it still has the right to request Party A to provide another guarantee. Party A shall not disagree to provide another guarantee because of the agreement of the guarantee in this chapter.

Chapter 8 Party B's Commitment

Article 13 Party A shall apply for the use of a specific credit line in accordance with this agreement. Party B shall review the Party A according to the laws and regulations of the People's Republic of China Commercial Bank Law, the General Rules of Loans, and the credit management policies of Party B, and shall independently determine whether to grant Party A the credit line as well as the amount and duration of the credit line based on the results of the review. The results of the review and approval shall be promptly notified to Party A.

Chapter 9 Party A's Commitment

Article 14 The debts shall be settled on time and in accordance with the agreement of the specific business contract, and all fees payable shall be paid on schedule.

Article 15 The use of funds within a specific credit line shall comply with the provisions of laws and regulations as well as the provisions of this agreement and specific business contracts, and shall be subject to inspection by Party B at any time.

Article 16 Within the credit period, Party A shall submit its real financial statements to Party B in a timely manner, and Party B shall be provided with the information regarding Party A's

primary domestic bank account and deposit/loan balance as well as other relevant business documents.

Article 17 If Party A is a group customer identified by Party B in accordance with the "Guidelines for Risk Management of Credit Business with Group Customers of Commercial Banks" and other relevant laws and regulations, Party B shall promptly report to Party B any related transactions valued more than 10% of its net assets, including but not limited to:

(1) The relationship between the parties of the transaction;

(2) The name and nature of the transaction;

(3) The amount of the transaction or the corresponding proportion;

(4) Pricing policies (including transactions with no or only a nominal amount);

(5) Other circumstances required by laws/regulations or Party B.

Article 18 During the credit period, the guarantee for any third party shall be notified to Party B in advance and shall not affect the ability to pay off the debts to Party B on schedule.

Article 19 The following notification obligations shall be borne during the credit period:

(1) Party B shall be notified of the following changes within 15 days of the change along with relevant documents: change in the residence or the place of business of the legal representative (responsible person) or the legal person, increase or decrease of registered capital and equity and major investment changes.

(2) During the credit period, Party A shall immediately notify Party B when Party A involves major lawsuits, arbitrations other judicial procedures, or procedures of administrative penalty, or upon major changes in Party A's operating and financial conditions that may affect the realization of Party B's claims.

(3) During the credit period, Party B shall be notified in two months in advance by Party A for any form of asset restructuring activities of Party A such as mergers, acquisitions, and separations, any form of contracting or leasing activities to change the business operation rights of Party A, the change in the organization and operation mode of Party A, or the application for dissolution and bankruptcy of Party A. In addition, Party A shall settle all debts owed to Party B or arrange the fulfilment of debt repayment obligations.

Article 20 Any violation of this agreement or any specific business contract by Party A constitutes a breach of this Agreement; Party B has the right to withdraw any funds under the maximum credit line in advance, reduce or cancel the unused credit line, and has the right to terminate this agreement and specific business contracts.

Party A shall be fully liable for any losses incurred by Party B due to Party A's breach of contract, including but not limited to all principal and interest of financing and other payables (including but not limited to legal fees, preservation fees, auction fees and attorney fees).

Chapter 10 Agreement Execution

Article 21 This Agreement shall come into force on the date on which the legal representatives (the persons in charge) of Party A and Party B or their authorized agents sign and stamp the agreement with the official seal.

Chapter 11 Disputes and Resolution

Article 22 If a dispute arises between Party A and Party B in the performance of the agreement, it shall first be settled through friendly negotiation. If the negotiation fails, any party may file a lawsuit in the local court of Party B.

Chapter 12 Protocol Integrity

Article 23 Each specific business contract signed by Party A and Party B under this Agreement constitutes an effective component and an integral part of this agreement.

Article 24 If Party A fails to perform the obligations stipulated in any specific business contract signed by Party A and Party B in accordance with this agreement, it shall constitute a breach of this agreement. Party B may terminate this contract and may recover all outstanding claims in advance.

Article 25 With the consent of Party B, Party A may authorize all or part of the credit line under this Agreement to other organizations for use, and sign relevant specific business contracts with Party B in the name of the authorized organizations. The specific content shall be based on the "Power of Attorney for Authorization of Credit Lines" approved by Party B and issued by Party A.

Article 26 In the "Power of Attorney for Authorization of Credit Lines"/"Power of Attorney for Repurchase of Guaranteed Credit Lines", the specific credit line for the specific business mentioned in Article 3 is not required to be specified.

Article 27 Party A must clarify whether the authorized organizations can transfer the authorization in the "Power of Attorney for Authorization of Credit Lines".

Article 28 For matters not covered by this Agreement, Party A and Party B may enter into a separate written agreement as an Annex to this Agreement. The Annex to this Agreement is an effective part of this Agreement and has the same legal effect as this Agreement.

Chapter 13 Supplementary Provisions

Article 29: This credit line agreement has **Four** copies. Party A keeps **One** copy and Party B keeps **Three** copies. All copies have the same legal effect.

Article 30 This Agreement is signed on **January 30, 2019.**

Article 31 Both parties of the contract agree to notarize the contract and promise to entrust the contract a compulsory execution effect. When Party A fails to perform, does not fully fulfil the debt obligations, or when Party B's creditor's rights shall be fulfilled according to the law and regulations as well as the provisions stipulated in this contract, Party B has the right to directly apply for compulsory execution of this contract to the people's court in its jurisdiction. Party A has no objection to Party B's application for compulsory execution of this contract. (This article is an optional clause and the parties choose that the clause is [2] (1. Applicable; 2. Not applicable) in this contract).

Article 32 If at any time, any provision of this contract is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the other terms of this contract shall not be affected or impaired.

Article 33 If a bank acceptance bill business occurs under this agreement, a "Bank Acceptance Agreement" shall be signed by / (the name of the bank branch or an institution designated by the bank branch), and the specific business shall be undertaken by / (the name of the bank branch or an institution designated by the bank branch). All rights and obligations under the "Bank Acceptance Agreement" shall be undertaken by / (the name of the bank branch or an institution designated by the bank branch). (This article is an optional clause and the parties choose that the clause is [2] (1. Applicable; 2. Not applicable) in this contract).

Article 34 Other agreements: /

(This page is for contract signing and has no text)

Party A (seal): ACM Research (Shanghai), Inc.

Legal representative (or attorney): Hui Wang

Party B (seal): China Everbright Bank

Legal representative/person in charge: (or attorney): Gao Hui

Letter of Commitment for the Confirmation of Delivery Address

I/our organization is committed to agree to choose the address in the delivery method **[1]** listed in the following as the judicial delivery address if a dispute arises between the two parties due to this agreement/contract; if the following address changes, the bank shall be notified in writing. If the bank is not notified in writing, the judicial delivery address is deemed as not having been changed.

[1] Address of written documents: Building #4, No. 1690, Cailun Rd.

[2] Address of electronic documents (optional):

Fax:

E-mail:

We-chat:

Promisor: ACM Research (Shanghai), Inc. /Hui Wang

Date:

Note: This page is only used for archival retention by our bank and will not be given to the other signee.

The above signature has been obtained in person

Host: Co-organizer:

The seal of this business contract is consistent with the customer's seal on "Seal record on contract seal card"/Account opening seal record.

Operator: Reviewer: